Exhibit 99.1

iGATE Corporation Appoints Ashok Vemuri as President and Chief Executive Officer

FREMONT, Calif., September 11, 2013—iGATE Corporation (NASDAQ: IGTE), the first integrated technology and operations (iTOPS) company providing Business Outcomes-based solutions, today announced that Ashok Vemuri has been appointed as iGATE’s President and Chief Executive Officer, effective September 16, 2013. Mr. Vemuri will also join iGATE’s Board of Directors. Gerhard Watzinger, who has served as the Company’s Interim President and CEO since May 2013, will remain with iGATE in an advisory role temporarily to assist with Mr. Vemuri’s transition.

Mr. Vemuri joins iGATE from Infosys, where he most recently held the roles of Member of the Board of Infosys Limited, Head of Americas and Global Head of Manufacturing and Engineering. Mr. Vemuri also served as the Chairman of Infosys China and was on the Board of Infosys Public Services. He earlier established and ran the Financial Services and Insurances business for nine years, making it the largest business unit within Infosys. In his role as Head of Americas, Mr. Vemuri was responsible for Infosys’ business operations in the company’s largest region—with $4.7 billion in revenues—and he oversaw all facets of the business, from strategic direction to maintaining and improving financial and operational efficiency.

“After an extensive search process, we are delighted that Ashok will be joining iGATE as President and CEO,” noted Sunil Wadhwani, Co-Founder and Co-Chairman of the Board of iGATE. “Ashok brings a tremendous track record of success and accomplishments working across a range of businesses at Infosys, where he was directly responsible for driving growth for numerous multi-billion dollar businesses. He is a talented and established leader, and the Board has great confidence in his ability to drive iGATE to continued growth into the future.”

Ashok Trivedi, Co-Founder and Co-Chairman of the Board of iGATE, also stated: “On behalf of the Board and iGATE as a whole, Sunil and I want to extend our deepest gratitude to Gerhard for his extraordinary efforts and leadership as Interim President and CEO. Gerhard has been a dedicated and effective leader in managing this transition process. iGATE has a strong business model and Ashok is the right person to lead iGATE into the next phase of growth and opportunity.”

“iGATE has great market opportunity right now because of the success of its Business Outcomes-based model and the Company’s ability to deliver excellent solutions across numerous vertical markets,” said Mr. Vemuri. “I’m very excited about assuming the roles of President and CEO and look forward to working with the Board of Directors and the management team to deliver on iGATE’s growth strategy, leveraging the Company’s unique offerings.”

About iGATE

iGATE Corporation is the first integrated technology and operations (iTOPS) company providing full-spectrum consulting, technology and business process outsourcing, and product and engineering solutions on a Business Outcomes-based model. Armed with over three decades of IT Services experience and powered by the iTOPS platform, iGATE’s multi-location global organization has a talent pool of more than 28,000 employees and consistently delivers effective solutions to over 300 companies including Fortune 1000 clients spanning verticals such as: banking and financial services; insurance and healthcare; life sciences; manufacturing, retail, distribution and logistics; media, entertainment, leisure and travel; energy and utilities; public sector; and independent software vendors. Please visit www.iGATE.com for more information. iGATE Corporation is listed on NASDAQ under the symbol “IGTE.”

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Forward-Looking Statements

Statements contained in this press release regarding the business outlook, the demand for the products and services, and all other statements in this release other than recitation of historical facts are forward-looking statements. Words such as “expect”, “potential”, “believes”, “anticipates”, “plans”, “intends” and other similar expressions are intended to identify such forward-looking statements. Forward-looking statements in the press release include, without limitation, forecasts of market growth, future revenues, future expectations concerning growth of business, cost competitiveness and expansion of global reach following the acquisition, and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: difficulties encountered in integrating business; whether certain market segments grow as anticipated; the competitive environment in the information technology services industry and competitive responses to the Company’s acquisition of iGATE Computer; and whether iGATE can successfully provide services/products and the degree to which these gain market acceptance. Furthermore, in connection with the iGATE Computer acquisition, the Company has borrowed significant amounts, including through the issuance of high yield notes, and will need to use a significant portion of its cash flows to service such indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past. Additional risks relating to the Company are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as well as the Company’s other reports filed with the Securities and Exchange Commission. Actual results may differ materially from those contained in the forward-looking statements in this press release. Any forward-looking statements are based on information currently available to the Company and it assumes no obligation to update these statements as circumstances change. This document does not constitute an offer to purchase or to sell securities in any jurisdiction.

Media Contacts:

India

Prabhanjan Deshpande

iGATE

+91 97 4146 9999

prabhanjan.deshpande@igate.com

Santanu Gogoi

Corporate Voice | Weber Shandwick

+91 98 1042 4271

santanu@corvoshandwick.co.in

Investor Contact:

Salil Ravindran

iGATE

+1 (510) 298-8400

salil.ravindran@igate.com

U.S. Liz Cohen Weber Shandwick +1 212 445 8044 liz.cohen@webershandwick.com

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